Exhibit 1.1
REHABCARE GROUP, INC.
(a Delaware corporation)
5,400,000 Shares of Common Stock

PURCHASE AGREEMENT
Dated: November 12, 2009

1

REHABCARE GROUP, INC.
(a Delaware corporation)
5,400,000 Shares of Common Stock
(Par Value $.01 Per Share)
PURCHASE AGREEMENT
November 12, 2009
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
One Bryant Park
New York, New York 10036
J.P. Morgan Securities Inc.
245 Park Avenue
New York, New York 10167
     as Representatives of the several Underwriters
Ladies and Gentlemen:
     RehabCare Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, (“Merrill Lynch”), J.P. Morgan Securities Inc. (“J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 810,000 additional shares of Common Stock to cover overallotments, if any. The Common Stock will have attached thereto rights (the “Rights”) to purchase Series B Junior Participating Preferred Stock. The Rights are to be issued pursuant to a Rights Agreement (the “Rights Agreement”), dated as of August 28, 2002 between the Company and Computershare Trust Company, Inc. The aforesaid 5,400,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 810,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2009 by and among Triumph HealthCare Holdings, Inc., a Delaware corporation (“Triumph”), the Company, RehabCare Group East, Inc., a Delaware corporation, RehabCare Hospital

Holdings, LLC, a Delaware limited liability company (“Holdings”), RehabCare Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings (the “Merger Sub”), and TA Associates, Inc., a Delaware corporation, subject to the conditions set forth therein, subsequent to the Closing Time Merger Sub is to be merged with and into Triumph, whereupon the separate existence of Merger Sub will cease, and Triumph, as the surviving corporation, will become the Company’s subsidiary (the “Merger”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) shelf registration statements on Form S-3 (No. 333-160574 and No. 333-162406), including the related preliminary prospectus or prospectuses, which registration statements, including any amendments thereto filed prior to the time of execution of this Agreement, have become effective. Such registration statements cover the registration of the Securities and Rights under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statements at the time they became effective but that is deemed to be part of and included in such registration statements pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.” Such registration statements, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, are herein collectively called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The registration statement on Form S-3 (No. 333-160574) at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the 1933 Act. At the time of filing the Original Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).
     (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective on July 29, 2009, and any post-effective amendment thereto has also become effective. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
          At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below),

the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 7:00 am (Eastern time) on November 13, 2009 or such other time as agreed by the Company and Merrill Lynch.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.
          “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch and J.P. Morgan as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch or J.P. Morgan expressly for use therein.
     (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. To the actual knowledge of the Company, the accountants who certified the financial statements and supporting schedules of Triumph and its consolidated subsidiaries included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
          (v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and, to the actual knowledge of the Company, Triumph and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries and, to the actual knowledge of the Company, Triumph and its consolidated subsidiaries for the periods specified; said financial statements of the Company and its consolidated subsidiaries and, to the actual knowledge of the Company, Triumph and its consolidated subsidiaries have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules to the financial statements of the Company and its consolidated subsidiaries and, to the actual knowledge of the Company, to the financial statements of Triumph and its consolidated subsidiaries, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
          (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or, to the actual knowledge of the Company, of Triumph and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, or, to the actual knowledge of the Company, by Triumph or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or, to the actual knowledge of the Company, by Triumph on any class of its capital stock.
          (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (viii) Good Standing of Subsidiaries. Each material subsidiary of the Company (as set forth on Schedule F hereto) (each a “Subsidiary” and, collectively, the “Subsidiaries”) and, to the actual knowledge of the Company, Triumph, has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
          (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (xi) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued, and the Series B Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and will be validly issued, fully paid and non-assessable.
          (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries nor, to the actual knowledge of the Company, Triumph or any of its subsidiaries, is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries, or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary, or Triumph or any of its subsidiaries, is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the entering into of the senior secured credit facilities in the aggregate amount of $625 million (the “Senior Credit Facilities”), the consummation of the Merger and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
          (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, or, to the actual knowledge of the Company, against or affecting Triumph or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the entering into of the Senior Credit Facilities, the consummation of the Merger, or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary, or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
          (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
          (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
          (xvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (for the avoidance of doubt, this phrase does not include the consummation of the Merger), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.
          (xix) Possession of Licenses and Permits. The Company and its subsidiaries and, to the actual knowledge of the Company, Triumph and its subsidiaries, and each of the rehabilitation programs, staffing services and hospitals provided, managed, owned or controlled by them, possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and (ii) with respect to those facilities and programs operated or managed by the Company, Triumph or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder); the Company and its subsidiaries and, to the actual knowledge of the Company, Triumph and its subsidiaries, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company nor any of its subsidiaries nor, to the actual knowledge of the Company, Triumph nor any of its subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (xx) Accounts Receivable. The accounts receivable of the Company and its subsidiaries and, to the actual knowledge of the Company, of Triumph and its subsidiaries, subject to payment or reimbursement of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans) have been and will continue to be adjusted to reflect reimbursement policies of these third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Company and its subsidiaries or, to the actual knowledge of the Company, Triumph and its subsidiaries, are entitled to receive.
          (xxi) Compliance With Social Security Act and Other Federal Enforcement Initiatives. None of the Company or any of its subsidiaries or, to the actual knowledge of the Company, Triumph or any of its subsidiaries or, to the knowledge of the Company, any officers, directors or stockholders, employees or other agents of the Company or its subsidiaries or, to the actual knowledge of the Company, any officers, directors or stockholders, employees or other agents of Triumph or its subsidiaries, or any of the rehabilitation programs or staffing services and hospitals provided, managed, owned or controlled by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. Sections 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. Section 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-32, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, or the Federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice).
          (xxii) Regulatory Filings. None of the Company or any of its subsidiaries or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, or any of the rehabilitation programs managed by them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect. All such filings or submissions were in compliance in all material respects with applicable laws, regulations or orders when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
          (xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the

General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
          (xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
          (xxv) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its subsidiaries or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries and, to the actual knowledge of the Company, Triumph and its subsidiaries, have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or, to the actual knowledge of the Company, against Triumph or any of its subsidiaries, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or, to the actual knowledge of the Company, Triumph or any of its subsidiaries, relating to Hazardous Materials or any Environmental Laws.
          (xxvi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries and, to the actual knowledge of the Company, Triumph and each of its subsidiaries, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in the internal control over financial reporting of Triumph and its consolidated subsidiaries.
          The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
          (xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (xxviii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
          (xxix) Payment of Taxes. All United states federal income tax returns of the Company and its subsidiaries and, to the actual knowledge of the Company, of Triumph and its subsidiaries, required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2006 have been settled. The Company and its subsidiaries and, to the actual knowledge of the Company, Triumph and its subsidiaries, have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes shown and due pursuant to such returns or pursuant to any assessment received, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
          (xxvii) Insurance. The Company and its subsidiaries and, to the actual knowledge of the Company, Triumph and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or, to the actual knowledge of the Company, Triumph or any subsidiary of either of them will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company or any subsidiary or, to the actual knowledge of the Company, Triumph or any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
          (xxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.
          (xxix) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith.
          (xxx) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (xxxi) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 810,000 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch and J.P. Morgan, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement, for the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (iv) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or Rule 462(b) Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and, upon request, will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, to file a Rule 462(b) Registration Statement or to file a new registration statement amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and J.P. Morgan and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and J.P. Morgan, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (other than any registration statement on Form S-8 or Form S-4) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation plans of the Company outstanding on the date hereof and referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case my be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any supplemental agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of copies of any blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).
     (b) Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of
(1) Weil, Gotshal & Manges LLP, counsel for the Company, substantially in the form attached hereto as Exhibit A-1; and
(2) Patricia S. Williams, Senior Vice President and General Counsel of the Company, substantially in the form attached hereto as Exhibit A-2.
     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

     (e) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from
(1) KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained in the Registration Statement and the Prospectus.
(2) Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to Triumph’s financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (f) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from each of KPMG LLP and Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.
     (i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
(ii) Opinion of Counsel for Company. The favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Company, together with the favorable opinion of Patricia S.

Williams, Senior Vice President and General Counsel of the Company, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery.
(iii) Opinion of Counsel for Underwriters. The favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv) Bring-down Comfort Letters. Letters from KPMG LLP and Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if trading generally on the New York Stock Exchange been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, and at J.P.Morgan, 245 Park Avenue, New York, New York 10167, attention of Equity Syndicate Desk; and notices to the Company shall be directed to it at RehabCare Group, Inc., 7733 Forsyth Avenue, Suite 2300 Clayton, Missouri 63105, attention of Patricia S. Williams, with a copy to Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, attention of R. Scott Cohen, Esq.
     SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, REHABCARE GROUP, INC.
By	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Sr. Vice President, General Counsel and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
J.P. MORGAN SECURITIES INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Gray W. Hampton III
Authorized Signatory

By:	J.P. MORGAN SECURITIES INC.

By	/s/ Sri Kosaraju
Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Initial
Name of Underwriter	Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,890,000
J.P. Morgan Securities Inc.	1,890,000
Deutsche Bank Securities Inc.	540,000
RBC Capital Markets Corporation	540,000
Morgan Keegan & Company, Inc.	540,000

Total	5,400,000

Sch A-1

SCHEDULE B
1.	The price per share for the Securities is $24.00.

2.	The number of shares of the Securities purchased by the Underwriters is 5,400,000.

Sch B-1

SCHEDULE C
RehabCare Group, Inc.
5,400,000 Shares of Common Stock
(Par Value $.01 Per Share)
     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $24.00.
     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $22.80, being an amount equal to the initial public offering price set forth above less $1.20 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D
None.

Sch D-1

SCHEDULE E
RehabCare Group, Inc.
John H. Short, Ph.D. (President, Chief Executive Officer and Director)
Jay W. Shreiner (Executive Vice President, Chief Financial Officer)
Patricia S. Williams (Senior Vice President, General Counsel and Secretary)
Patricia M. Henry (Executive Vice President, Operations)
Mary Pat Welc (Senior Vice President, Operations)
Kevin J. Gross (Senior Vice President, Operations)
James F. Martin (Senior Vice President, Chief Human Resources Officer)
Jeff A. Zadoks (Vice President, Chief Accounting Officer)
Sam Duggan (Vice President and Treasurer)
Colleen Conway-Welch (Director)
Christopher T. Hjelm (Director)
Anthony S. Piszel (Director)
Suzan L. Rayner (Director)
Harry E. Rich (Director)
Larry Warren (Director)
Theodore M. Wight (Director)

Sch E-1

SCHEDULE F
List of material subsidiaries of the Company
RehabCare Group East, Inc.
RehabCare Hospital Holdings, LLC

Sch F-1

Exhibit A-1
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(1)
[WGM LETTERHEAD]
[      ], 2009
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
J.P. Morgan Securities Inc.
      as Representatives of the several Underwriters
c/o Merrill Lynch
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     We have acted as counsel to RehabCare Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Agreement”), dated [   ], 2009, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the offer (the “Offer”) and sale by the Company of 4,350,000 shares (plus up to an additional 652,500 shares that may be sold pursuant to the Underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement, (ii) the Company’s registration statement on Form S-3 (Registration No. 333-160574), filed pursuant to the Securities Act of 1933, as amended, on July 14, 2009 (as amended on July 23, 2009, the “Original Registration Statement”), (iii) the Company’s registration statement on Form S-3 (Registration No. 333-162406), filed pursuant to the Securities Act of 1933, as amended, on October 9, 2009 (as amended on October 23, 2009, the “Subsequent Registration Statement” and, together with the Original Registration Statement, the “Registration Statements”), the prospectus, dated October 23, 2009, which forms a part of the Subsequent Registration Statement (the “Base Prospectus”), (iv) the preliminary prospectus supplement, dated November 9, 2009 (the “Preliminary Prospectus Supplement”), (v) the prospectus supplement, dated [   ], 2009 (the “Prospectus Supplement”) and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We refer to (i) the

A-1-1

Base Prospectus as supplemented by the Prospectus Supplement as the “Prospectus” and (ii) the Base Prospectus as supplemented by the Preliminary Prospectus Supplement, taken together with the information included in Schedule B to the Agreement, as the “Pricing Disclosure Package”).
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Pricing Disclosure Package and the Prospectus.
     2. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.10 per share.
     3. The shares of Common Stock to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and non-assessable and free of preemption rights pursuant to law or in the Company’s Restated Certificate of Incorporation, as amended.
     4. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.
     5. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule A hereto, (iii) Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws and laws specifically applicable to the healthcare industry, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company as identified to us by the Company and reflected on Schedule B hereto.

A-1-2

     6. No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for filings and other actions required pursuant to federal and state securities or blue sky laws or laws specifically applicable to the healthcare industry, as to which we express no opinion in this paragraph.
     7. The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.
     8. The statements in the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock—Common Stock,” “Description of Capital Stock—Preferred Stock,” “Description of the Merger and Related Transactions—The Merger Agreement,” “Description of the Merger and Related Transactions—The Backstop Securities Agreement,” “Description of the Merger and Related Transactions—The Backstop Securities” and “Description of the Merger and Related Transactions—The Registration Rights Agreement” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.
     9. The statements in the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Tax Considerations,” insofar as such statements purport to summarize certain matters of United States federal tax law and regulations or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are correct in all material respects.
     10. The Company is not, and immediately after giving effect to the consummation of the Offer in accordance with and in the manner described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
Very truly yours,

A-1-3

Schedule A
Rights Agreement, dated August 28, 2002, by and between the Company and Computershare Trust Company, Inc. (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed on September 5, 2002);
Amended and Restated Credit Agreement, dated June 16, 2006, by and among the Company, as borrower, certain subsidiaries and affiliates of the Company, as guarantors, and Bank of America, N.A., U.S. Bank National Association, Harris Trust, N.A., National City Bank, Comerica Bank, SunTrust Bank, and General Electric Capital Corporation as participating banks in the lending group (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated June 16, 2006);
Pledge Agreement, dated as of June 16, 2006, by and among the Company, certain subsidiaries of the Company, as pledgors, and Bank of America, N.A., as Collateral Agent (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated June 16, 2006);
Security Agreement, dated as of October 12, 2004, by and among the Company, certain subsidiaries of the Company, as grantors, and Bank of America, N.A., as Collateral Agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated June 16, 2006);
Non-Continuous Aircraft Dry Lease Agreement by and between 55JS Limited, Co. and the Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated September 7, 2006);
Asset Purchase Agreement, dated June 8, 2005, by and among RehabCare Group East, Inc., a wholly-owned subsidiary of the Company, MeadowBrook HealthCare, Inc., MeadowBrook Specialty Hospital of Tulsa LLC, Lafayette Rehab Associate Limited Partnership, Clear Lake Rehabilitation Hospital, Inc. and South Dade Rehab Associates Limited Partnership (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 4, 2005); and
Purchase and Sale Agreement, dated May 3, 2006, by and among LUK-Symphony Management, LLC, Symphony Health Services, LLC and the Company (filed as exhibit 10.1 to the Company’s Current Report on Form 8-K, dated May 8, 2006).
Addendum, dated July 1, 2009, to Non-Continuous Aircraft Dry Lease Agreement by and between the Company and 55JS Limited, Co. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated July 6, 2009);
Agreement and Plan of Merger, dated as of November 3, 2009, among the Company, RehabCare Group East, Inc., RehabCare Hospital Holdings, L.L.C., RehabCare Merger Sub Corporation, Triumph HealthCare Holdings, Inc. and TA Associates, Inc., in its capacity as the securityholder representative.
Backstop Securities Agreement, dated as of November 3, 2009, among the Company and certain stockholders of Triumph HealthCare Holdings, Inc.

A-1-4

Registration Rights Agreement, dated as of November 3, 2009, among the Company and certain stockholders of Triumph HealthCare Holdings, Inc.

A-1-5

Schedule B
None.

A-1-6

[WGM LETTERHEAD]
[    ], 2009
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
J.P. Morgan Securities Inc.
      as Representatives of the several Underwriters
c/o Merrill Lynch
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Reference is made to (i) the Registration Statement on Form S-3 (Registration No. 333-160574), filed by RehabCare Group, Inc., a Delaware corporation (the “Company”), on July 14, 2009 (as amended on July 23, 2009, the “Original Registration Statement”), (ii) the Registration Statement on Form S-3 (Registration No. 333-162406), filed by the Company on October 9, 2009 (as amended on October 23, 2009,, the “Subsequent Registration Statement” and, together with the Original Registration Statement, the “Registration Statements”), (iii) the prospectus, dated October 26, 2009 (the “Base Prospectus”), which forms a part of the Subsequent Registration Statement, (iv) the preliminary prospectus supplement, dated November 9, 2009 (the “Preliminary Prospectus Supplement”) and (v) the prospectus supplement, dated [    ], 2009 (the “Prospectus Supplement”), in each case relating to the offer and sale of common stock, par value $0.01 per share (the “Securities”), of the Company, as to which we have acted as counsel to the Company. We refer to the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, and taken together with the pricing information set forth in Schedule B to the Agreement (as defined below), as the “Pricing Disclosure Package.” We refer to the Base Prospectus as supplemented by the Prospectus Supplement as the “Prospectus.” We refer to the Registration Statements, the Base Prospectus, the Preliminary Prospectus Supplement, and the Prospectus Supplement as the “Offering Documents.” This letter is furnished to you pursuant to Section 5(b)(1) of the Underwriting Agreement, dated as of [    ], 2009, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Agreement”). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Offering Documents. In addition, we express no opinion or belief as to the conveyance of

A-1-7

the Pricing Disclosure Package or the Prospectus or the information contained therein to investors for purposes of Rule 159 under the Securities Act.
     We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed. However, we did not participate in the preparation of the Incorporated Documents.
     Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statements (including the Incorporated Documents), as of their respective initial effective dates, and the Prospectus as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statements (including the Incorporated Documents), as of their most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package (including the Incorporated Documents), as of [___:00 [A]/[P]M on [    ], 2009, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents) as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the underwriters of the Securities. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Securities), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
Very truly yours,

A-1-8

Exhibit A-2
FORM OF OPINION OF THE COMPANY GENERAL
COUNSEL TO BE DELIVERED PURSUANT TO
SECTION 5(b)(2)
[REHABCARE LETTERHEAD]
[          ], 2009
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
J.P. Morgan Securities Inc.
          as Representatives of the several Underwriters
c/o Merrill Lynch
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
          I have acted as Senior Vice President and General Counsel to RehabCare Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Agreement”), dated [          ], 2009, between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the offer (the “Offer”) and sale by the Company of [          ] shares (plus up to an additional [          ] shares that may be sold pursuant to the Underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.
          In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of (i) the Agreement, (ii) the Company’s registration statement on Form S-3 (Registration No. 333-160574), filed pursuant to the Securities Act of 1933, as amended, on July 14, 2009 (as amended on July 23, 2009, the “Original Registration Statement”), (iii) the Company’s registration statement on Form S-3 (Registration No. 333-162406), filed pursuant to the Securities Act of 1933, as amended, on October 9, 2009 (as amended on October 23, 2009, the “Subsequent Registration Statement” and, together with the Original Registration Statement, the “Registration Statements”), the prospectus, dated October 23, 2009, which forms a part of the Subsequent Registration Statement (the “Base Prospectus”), (iv) the preliminary prospectus supplement, dated [          ], 2009 (the “Preliminary Prospectus Supplement”), (v) the prospectus supplement, dated [          ], 2009 (the “Prospectus Supplement”) and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. I refer to (i) the Base Prospectus as supplemented by the

A-2-1

Prospectus Supplement as the “Prospectus” and (ii) the Base Prospectus as supplemented by the Preliminary Prospectus Supplement, taken together with the information included in Schedule B to the Agreement, as the “Pricing Disclosure Package”).
          In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. I believe, without passing on the contents of such certificates or documents, that the Underwriters and I are justified in relying upon them.
          Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:
          1. All shares of Common Stock issued and outstanding upon the closing of the Offer are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights pursuant to law or in the Company’s Restated Certificate of Incorporation, as amended, and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.
          2. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          3. Each Subsidiary is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware, has corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          4. All of the outstanding shares of capital stock of each subsidiary of the Company are owned of record by the Company or a Subsidiary. Such shares are also owned beneficially by the Company and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances, except for such claims, limitations, options and other encumbrances imposed under the Amended and Restated Credit Agreement, dated as of June 16, 2006 (as amended, modified, supplemented or reinstated and in effect from time to time, the “Credit Agreement”), among the Company, as borrower, certain subsidiaries and affiliates of the Company, as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, and have not been issued in violation of any preemptive rights pursuant to law or the subsidiary’s certificate of incorporation (or equivalent document).
          5. Except as disclosed in the Pricing Disclosure Package and the Prospectus, to my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is

A-1-2

subject, before or brought by any court or governmental agency or body, domestic or foreign, including but not limited to the United States Health Care Financing Administration, the Department of Health and Human Services (“HHS”), the Department of Justice, the Office of the Inspector General of HHS, and the U.S. Food and Drug Administration, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.
          6. The information incorporated by reference in the Prospectus from our Annual Report on Form 10-K for the fiscal year ended December 21, 2008 (the “Form 10-K”) under “Business—Government Regulation,” to the extent it constitutes matters of law, summaries of legal matters, legal proceedings or legal conclusions, has been reviewed by me and presents a description which is fair and accurate in all material respects of the principal United States federal and state healthcare laws and regulations which affect the present operations of the Company and its subsidiaries, as such operations are described in the Form 10-K. To my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.
          7. The Company and each of its subsidiaries have all licenses, certifications, approvals, provider numbers and authorizations required by law and issued by governmental healthcare bodies or agencies (“Government Healthcare Licenses”) to provide the healthcare-related services provided by them, as described in the Prospectus, except to the extent that failure to have such Government Healthcare Licenses, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, I express no opinion on (i) the professional licensure status of any employee or healthcare professional contractor of the Company or any subsidiary, or (ii) whether any facility at which the Company or any subsidiary provides services has all appropriate Government Healthcare Licenses.
          8. The execution, delivery and performance of the Rights Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.
          The opinions expressed herein are limited to the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. I am not admitted in any state other than the State of Illinois and the State of Missouri.
          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
Very truly yours,

A-1-3

Exhibit B
[•]
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
J.P. Morgan Securities Inc.
    as Representatives of the several
   Underwriters named in the
   within-mentioned Purchase Agreement
c/o Merrill Lynch
One Bryant Park
New York, New York 10036
J.P. Morgan
245 Park Avenue
New York, New York 10167
          Re:           Proposed Public Offering by RehabCare Group, Inc.
Dear Sirs:
     The undersigned, an officer and/or director of RehabCare Group, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and J.P. Morgan, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and J.P. Morgan, provided that (1) Merrill Lynch and J.P. Morgan receive a signed lock-up agreement for the balance of the lockup

B-1

period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value and (3) such transfers are not required to be (or are not otherwise voluntarily) reported in any public report or filing with the Securities and Exchange Commission (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 90-day restricted period referred to above), or otherwise:
(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Furthermore, the undersigned may (1) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, and (2) make transfers and sales of shares of Common Stock to the Company in accordance with the Company’s existing practice of allowing its officers and directors to return restricted shares of Common Stock upon vesting to satisfy tax liabilities.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and J.P. Morgan waive, in writing, such extension.
          The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch and J.P. Morgan to the Company (in accordance with Section 11 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless the undersigned has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

B-2

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

B-3